Neoleukin Therapeutics Announces 1-for-5 Reverse Stock Split

SEATTLE, Washington, September 22, 2023 – Neoleukin Therapeutics, Inc., “Neoleukin” or the “Company” (NASDAQ:NLTX), a biopharmaceutical company that has designed de novo protein therapeutics utilizing sophisticated computational methods, today announced that its Board of Directors (“Board”) has approved a reverse stock split of the Company’s outstanding shares of common stock at a ratio of 1-for-5. The reverse stock split will become effective at 12:01 a.m. Eastern time on September 25, 2023. Neoleukin’s common stock will begin trading on a post-reverse stock split basis on September 25, 2023, under Neoleukin’s existing trading symbol “NLTX” with a new CUSIP number 64049K203. The reverse stock split is part of Neoleukin’s plan to regain compliance with Nasdaq’s minimum bid price requirement of $1.00 per share.

The reverse stock split was approved by Neoleukin’s stockholders at the Company’s 2023 Annual Meeting of Stockholders held on June 8, 2023, to be effected in the Board’s discretion within approved parameters. The final reverse stock split ratio was approved by the Board on August 30, 2023. The reverse stock split reduces the number of shares of the Company’s outstanding common stock from approximately 44,026,429 shares to approximately 8,805,285 shares and reduces the number of shares of the Company’s authorized common stock from 100,000,000 to 20,000,000. As a result of the reverse stock split, proportionate adjustments will be made to the exercise prices and number of shares of Neoleukin’s common stock underlying the Company’s outstanding equity awards and prepaid warrants for common stock, as well as the number of shares issuable under the Company’s equity incentive plan and employee stock purchase plan. There will be no change to the par value per share.

Information for Neoleukin Stockholders
Neoleukin’s transfer agent, Equiniti Trust Company, LLC, will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of Neoleukin’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split. None of Neoleukin’s common stock is held in certificate form. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares will receive a cash payment in lieu of such fractional shares. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of Neoleukin’s shares, with the exception of those stockholders receiving cash in lieu of fractional shares.

About Neoleukin Therapeutics, Inc.
Neoleukin is a biopharmaceutical company that has historically created next generation immunotherapies for cancer, inflammation and autoimmunity using de novo protein design technology. Neoleukin developed sophisticated computational methods to design proteins that demonstrate specific pharmaceutical properties that provide potentially superior therapeutic benefit over native proteins. As of March 2023, the Company has restructured its operations to conserve capital. For more information, please visit the Neoleukin website: www.neoleukin.com.
Cautionary Note Regarding Forward Looking Statements
Certain of the statements made in this press release are “forward-looking” or may have “forward-looking” implications within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, related to Neoleukin’s future stock price, the effects of the reverse stock split on stockholders, compliance with Nasdaq listing standards and Neoleukin’s ability to remain listed on the Nasdaq Capital Market. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Neoleukin is contained in the section captioned "Risk Factors" in the Company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“Commission”) on August 10, 2023, and in other reports that the Company files with the Commission. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and regulatory approvals. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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